EXHIBIT 77(0)  Morgan Stanley Dean Witter New York Tax-Free Income Fund
               10f-3 Transactions July 1, 2000 - December 31, 2000
                                                                    TOTAL
                                                                    ISSUED
SECURITY                  DATE       PRICE    SHARES      % OF    PRINCIPAL      PURCHASED
                        PURCHASED    SHARES   PURCHASED   ASSETS  AMOUNT         BY FUND    BROKER(S)


Puerto Rico Infrastructure Financing Authority

                       09/28/00  $ 98.344    $4,000,000   3.00% $1,037,750,000.00 0.870%  Goldman Sachs
NYC Municipal Water Finance Authorty
                       12/11/00  $ 95.765    $3,000,000   2.20% $   68,675,000.00 4.37%   First Albany
NYC Transitional Fiance Authority
                       10/25/00  $ 97.577    $2,400,000   1.82% $  417,665,000.00 0.57%   Lehman Brothers


F:\legal\ms_data\paraleg\10f-3\nytf
